UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2024 (September 3, 2024)

JANUS HENDERSON GROUP PLC

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-38103	98-1376360
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

201 Bishopsgate	EC2M3AE
London, United Kingdom	(Zip Code)
(Address of principal executive offices)

+44 (0) 20 7818 1818

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.50 Per Share Par Value	JHG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On September 3, 2024, Janus Henderson Group plc (the “Company”) announced that its wholly owned subsidiary, Janus Henderson US (Holdings) Inc. (“JHUSH”), intends to meet with potential investors to discuss a potential offering of senior notes (“proposed notes”). Any proposed notes offered are expected to be senior unsecured obligations of JHUSH, guaranteed on a senior unsecured basis by the Company. Such offering will be subject to market conditions and JHUSH is under no obligation to complete an offering promptly following such discussions, or at all.

JHUSH intends to use the net proceeds of any such offering to redeem in full its 4.875% senior notes due 2025 (the “Existing Notes”), including the payments of premiums and accrued interest to the redemption date. Any remaining proceeds will be used for general corporate purposes.

If JHUSH proceeds with an offering, the proposed notes will be offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act, as amended (the “Securities Act”), and outside the United States only to certain non-U.S. persons in reliance on Regulation S under the Securities Act. The proposed notes will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This Current Report on Form 8-K is for informational purposes only and shall not constitute an offer to sell or a solicitation of an offer to buy proposed notes or any other securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such an offer, solicitation or sale would be unlawful. This Current Report on Form 8-K shall not constitute a notice of redemption with respect to the Existing Notes.

The information in this Item 7.01 is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

FORWARD-LOOKING STATEMENTS DISCLAIMER

Certain statements in this Current Report on Form 8-K not based on historical facts are “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Such forward-looking statements involve known and unknown risks and uncertainties that are difficult to predict and could cause the Company’s actual results, performance, or achievements to differ materially from those discussed. These include statements as to the proposed offering, the expected terms of the proposed notes and the expected use of proceeds. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would,” and similar words and phrases. Forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date they are made and are not guarantees of future performance. The Company does not undertake any obligation to publicly update or revise these forward-looking statements.

Various risks, uncertainties, assumptions, and factors that could cause the Company’s future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks, uncertainties, assumptions, and factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in other filings or furnishings made by the Company with the SEC from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Henderson Group plc

Date: September 3, 2024	By:	/s/ Roger Thompson
	Name:	Roger Thompson
	Title:	Chief Financial Officer